UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

SOUTHERN USA RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	333-143352	20-8901634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

527 Mountain View Rd Ashland, AL 36251
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (256) 403-6697

Atlantic Green Power Holding Company
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01     Entry Into a Material Definitive Agreement.

Notes Offering

On April 27, 2012 (the “Closing Date”), Southern USA Resources, Inc., a Delaware corporation (the “Company”), entered into and consummated the sale to certain accredited investors pursuant to the Subscription Agreement (the “Subscription Agreement”) of Secured Convertible Promissory Notes due April 27, 2014 (the “Notes”) in the aggregate principal amount of $1,920,000.

The Notes were issued at an original issue discount of 20% and bear no additional interest. The Notes are convertible into shares of the Company’s common stock, par value $.000001 per share (“Common Stock”), at a conversion price of $0.25 per share. The conversion price is subject to adjustment for certain events, including the dividends, distributions or split of Common Stock, the Company’s consolidation, merger or reorganization, or in the event of the Company’s issuance of securities at a price lower than the per share conversion price then in effect.

The Company's obligations under the Subscription Agreement and the Notes are secured by all assets of the Company pursuant to a Security Agreement, dated as of April 27, 2012.

Registration Rights

Under the Subscription Agreement, the Company agreed to file a registration statement within 60 days after receipt of a written demand from the investors representing not less than 50% of the shares issuable upon conversion of the Notes (the “Conversion Shares”), and to have it declared effective within 120 days after its filing.  The Company is not obligated to file such registration statement before June 18, 2012 and the total number of the demand registration statements that the Company is obligated to file is limited to one.  The Company also granted to the investors unlimited piggy-back registration rights for their Conversion Shares if the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the “Act”), except with respect to registration statements on Forms S-4 and S-8.

The Company will incur liquidated damages if it fails to file the registration statement or have it declared effective within a required period of time or fails to respond to the comments of the U.S. Securities and Exchange Commission within 15 business days after their receipt.

Right of First Refusal and MFN Provisions

Pursuant to the Subscription Agreement, the investors will be entitled to a right of first refusal, which will be valid for two years after the Closing Date, with respect to certain proposed sales of the Company’s securities.

The Company also agreed that if at any time while the Notes are outstanding, the Company issues its securities at a price which is less than the conversion price of the Notes, then the conversion price shall be reduced to such other lower price.

Equipment Contribution Agreement

On April 27, 2012, the Company entered into and consummated transactions pursuant to the Equipment Contribution Agreement with Charles H. Merchant, Sr. whereby Mr. Merchant contributed certain mining equipment to the Company in consideration of the issuance of 29,000,000 shares of Common Stock.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Subscription Agreement, Notes, Security Agreement, Equipment Contribution Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing summary is qualified in its entirety by reference to the Subscription Agreement, Note, Security Agreement, and Equipment Contribution Agreement attached hereto as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively.

The issuances of the Company’s securities described herein were effectuated pursuant to the exemption from the registration requirements of the Act, provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 2.01     Completion of Acquisition or Disposition of Assets

On April 27, 2012, the Company consummated acquisition of two real estate properties of approximately 52 acres located in the Clay County, Alabama. The acquisition is part of the Company’s new business strategy of exploitation of mineral mining rights with respect to the acquired properties.

Reference is also made to Item 1.01 - “Equipment Contribution Agreement.”

Item 2.03     Creation of a Direct Financial Obligation.

Reference is made to Item 1.01.

Item 3.02     Unregistered Sales of Equity Securities.

Reference is made to Item 1.01.

Item 3.03     Material Modification to Rights of Security Holders.

On April 27, 2012, in connection with the closing of the Notes offering, the Company entered into the Third Consent and Waiver Agreement with several accredited investors, which are the holders of the notes and warrants previously issued by the Company (the “Existing Noteholders”) whereby the Existing Noteholders among others waived their right of first refusal and consented to creation of a security interest in the Company’s assets in connection with the issuance of the Notes.

The foregoing summary is qualified in its entirety by reference to the Third Consent and Waiver Agreement attached hereto as Exhibits 4.2.

Item 5.01     Change in Control of Registrant.

Reference is made to Item 1.01 - “Equipment Contribution Agreement.”

Item 8.01     Other Events.

As previously disclosed, the Company will move forward with the distribution of all of the outstanding shares of common stock of Atlantic Green Power Corporation, the Company’s wholly-owned subsidiary (“Atlantic”), to the Company’s stockholders, which will be made on a pro rata basis (the “Distribution”).  The Company’s stockholders of record as of the close of business on May 7, 2012 will be entitled to receive shares of Atlantic’s common stock in the Distribution.  The Distribution is expected to be made on May 14, 2012.

Item 9.01.    Financial Statements and Exhibits.

 (d)     Exhibits.

Exhibit No.	Description
4.1	Form of Note.

4.2	Form of Third Consent and Waiver.

10.1	Form of Subscription Agreement.

10.2	Form of Security Agreement.

10.3	Form of Equipment Contribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN USA RESOURCES INC.
(Registrant)

By:	/s/ Charles Merchant, Sr.
Charles Merchant, Sr.
President and Chief Executive Officer

Date:  May 3, 2012